UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 21, 2026 (April 16, 2026)
COMMISSION FILE NUMBER 001-36285

Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard , Jacksonville, Florida 32207
(Principal Executive Office)

Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On April 16, 2026, Scott M. Sutton, who was then President and Chief Executive Officer of Rayonier Advanced Materials Inc. (“RYAM” or the “Company”), resigned as President and Chief Executive Officer of the Company.

(c)  On April 19, 2026, the Board of Directors of the Company established an interim Office of the Chief Executive Officer to guide the Company through the transition period.  The interim Office of the Chief Executive Officer consists of the following four current executives:

•	Marcus J. Moeltner, Chief Financial Officer and Senior Vice President, Finance;
•	Michael Osborne, Vice President, Manufacturing Operations;
•	Christian Ribeyrolle, Senior Vice President, Biomaterials; and
•	R. Colby Slaughter, Senior Vice President, General Counsel and Corporate Secretary.

Mr. Moeltner shall serve as interim principal executive officer for purposes of the rules and regulations of the U.S. Securities Exchange Commission.

Mr. Moeltner, age 62, has served as RYAM’s Chief Financial Officer and Senior Vice President, Finance since July 2019, bringing 35 years of experience across the forest products and consumer products industries. He rejoined Tembec Inc. in May 2008 as VP Corporate Development and transferred to the Company’s headquarters in Jacksonville, FL, in January 2018 after RYAM’s acquisition of Tembec Inc. Prior to joining the Company, from 2005 to 2008, he was VP, Finance for Grant Forest Products Inc. where he was responsible for leading a team accountable for financial analysis, treasury, cost accounting, risk management, and taxation across their business operations.  From 2000 to 2004, he first started his tenure with Tembec Inc. and held various roles including Director, Business Planning, and VP, Business Analysis and Control. Prior to that, Marcus was with Kimberly-Clark Corporation and held various positions in Ontario, France, England, and the United States.

Mr. Osborne, age 58, is Vice President, Manufacturing at RYAM, a role he assumed in April 2023. He is a 30-plus year manufacturing veteran, most recently holding the position of Vice President, Global Manufacturing for Kraton Pine Chemicals. He was promoted to Director, Global Engineering in 2015, shortly before Arizona Chemical was acquired by Kraton in 2016. In December 2019, he was promoted to Director of Global Manufacturing and, subsequently, Vice President, Global Manufacturing for the Pine Chemicals division. He began his career with Georgia Pacific and achieved the position of Director of Strategic Planning before he left in 2011 to join Arizona Chemical Company as Senior Plant Manager at their Panama City, Florida facility.

Mr. Ribeyrolle, age 64, became RYAM’s Senior Vice President, Biomaterials in January 1, 2024. Prior to that, he was appointed Vice President, Biomaterials in November 2021, following a more than 35-year career in the paper and cellulose specialty business.  He started at Tembec in 2003 as General Manager of the Tartas plant in France. He then joined RYAM following the acquisition of Tembec in November 2017.  At Tembec, since 2008, he has held the positions of Global Sales Director, CS, then Senior Vice President in charge of Sales and Production Services, and finally Executive Vice President in charge of the Cellulose Specialty Business Unit, which includes production, sales, R&D and finance. He was also appointed President of Tembec France in 2010, a role he continues to hold at Rayonier AM France since the acquisition.  Before joining the Company, he began his career in aeronautics, and then worked in various management positions within the Ahlstrom group.

Mr. Slaughter, age 48, has served as RYAM’s Senior Vice President, General Counsel and Corporate Secretary since September 1, 2022.  Prior to that, he was appointed Vice President, General Counsel and Corporate Secretary in March 2020 and Assistant General Counsel in May 2016.  He joined the Company’s predecessor, Rayonier Inc., in January 2013 as Senior Counsel, a role he continued in following the Company’s 2014 spinoff from Rayonier Inc. until his promotion in 2016.  Prior to joining Rayonier Inc., Colby was an Associate with the law firm of K&L Gates LLP from 2007 to 2013.

Item 7.01 Regulation FD Disclosure.

On April 20, 2026, the Company issued a press release announcing a comprehensive strategic alternatives review to maximize stockholder value, the resignation of Mr. Sutton as President and Chief Executive Officer of the Company, and the establishment of an interim of the Office of the Chief Executive Officer.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release entitled “Rayonier Advanced Materials Announces Comprehensive Strategic Alternatives Review to Maximize Shareholder Value”
104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ R. COLBY SLAUGHTER
R. Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

Date: April 21, 2026